UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

CarGurus, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38233	04-3843478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 354-0068

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CARG	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2023, CarGurus, Inc. (the “Company”) announced the appointment of Elisa Palazzo as the Company’s Chief Financial Officer in addition to its Principal Financial Officer and Principal Accounting Officer effective as of December 4, 2023 (the “Start Date”). In connection with the appointment of Ms. Palazzo as the Company’s Chief Financial Officer, Jason Trevisan, the Company’s Chief Executive Officer, will step down as the Company’s Principal Financial Officer and Principal Accounting Officer effective as of the Start Date.

Ms. Palazzo, age 41, joins the Company from Talkspace, Inc., a healthcare software company, where she currently serves as Deputy Chief Financial Officer, a role she has held since April 2023, and as Senior Vice President of Finance, a role she assumed in 2021 as part of Hudson Executive Capital’s involvement in Talkspace, Inc. Between October 2020 and April 2023 she was a Senior Analyst and Managing Director at Hudson Executive Capital, overseeing investments in consumer, online and digital media companies. Previously, from January 2019 to September 2020, she served as an investor and Director at PSP Investments, a pension investment manager company. Prior to that, Ms. Palazzo served as a Senior Investment Analyst at Point72 Asset Management, a hedge fund company, from August 2016 to November 2018, and as an Investment Analyst at Coltrane Asset Management, a hedge fund company, from November 2012 to August 2016. Between 2005 and 2012 she held various roles at Credit Suisse, a financial services company. Ms. Palazzo holds a Master of Business Administration degree from Harvard Business School and a Master of Science in Corporate Finance from Bocconi University.

In conjunction with her appointment, the Company and Ms. Palazzo entered into an offer letter (the “Offer Letter”), pursuant to which she will be subject to standard confidentiality, intellectual property assignment and non-compete provisions. Pursuant to the Offer Letter, Ms. Palazzo will receive an annual base salary of $390,000 and will be eligible to participate in the CarGurus Annual Incentive Plan, with a target bonus of up to $250,000, which, for 2023, will be prorated based upon the Start Date. Ms. Palazzo will receive a one-time cash sign-on bonus of $50,000, which will be paid within the first 60 days from the Start Date. If Ms. Palazzo’s employment with the Company terminates, for any reason, within 12 months, or on the one-year anniversary, of the Start Date, she must immediately repay the sign-on bonus to the Company.

In addition, the Offer Letter provides that Ms. Palazzo will be eligible to participate in the Company’s Omnibus Incentive Compensation Plan (the “2017 Plan”) and, on the Start Date, she will be awarded $2,000,000 in restricted stock units (“RSUs”) under the 2017 Plan and evidenced on the Company’s standard RSU agreement for executive officers, a form of which has been previously filed with the U.S. Securities and Exchange Commission (“SEC”). The RSUs are subject to a service-based vesting requirement, with 25% of the RSUs to vest on the first anniversary of the Start Date, with the balance to vest at the end of each three-month period thereafter. In addition, the RSUs will vest in full upon a Change of Control (as defined in the 2017 Plan), provided that Ms. Palazzo continues to provide services to the Company until the effective date of such Change of Control.

Pursuant to the Offer Letter, if the Company terminates Ms. Palazzo’s employment without cause (as defined in the Offer Letter), or Ms. Palazzo terminates her employment for good reason (as defined in the Offer Letter), she will receive accrued compensation through the date of termination and, provided she executes and does not revoke a release of claims, she will be entitled to (i) a severance payment of an amount equal to nine months of her base salary, which will be paid in substantially equal installments in accordance with the Company’s payroll practices over six months commencing within 60 days following her termination of employment and (ii) reimbursement on a monthly basis for the COBRA premiums that Ms. Palazzo pays for continued health care coverage under the Company’s group health plans for herself and her dependents until the earlier of nine months, until she becomes eligible under another employer’s group coverage or until she ceases to be eligible for COBRA coverage for any reason.

Pursuant to a Relocation Payment Agreement between Ms. Palazzo and the Company, Ms. Palazzo will be entitled to the payment of relocation expenses of up to $150,000 in connection with her relocation from New York to the Cambridge, Massachusetts area (the “Relocation Expenses”). The Relocation Expenses are subject to recoupment by the Company as follows: 100% of the Relocation Expenses are subject to recoupment if Ms. Palazzo voluntarily terminates her employment with the Company or is terminated by the Company for cause within one-year of the Start Date; and 50% of the Relocation Expenses are subject to recoupment if Ms. Palazzo voluntarily terminates her employment with the Company or is terminated by the Company for cause after one year and before two years of the Start Date.

As a condition to her employment, Ms. Palazzo also signed a customary confidential information and invention assignment agreement with the Company, which provides that at all times during Ms. Palazzo’s employment and thereafter, she will maintain the confidentiality of all confidential information obtained by her as a result of her employment and assign to the Company all inventions relating to her employment with the Company. In addition, during the term of Ms. Palazzo’s employment, and for the one-year period

(subject to certain extensions in the event of a breach) after Ms. Palazzo’s termination of employment, Ms. Palazzo cannot (i) compete against the Company, (ii) interfere or do business with any customers or affiliates of the Company or (iii) solicit in any way the employees of the Company or any others who provide services to the Company.

Ms. Palazzo and the Company will also enter into the Company’s standard indemnification agreement, a form of which has been previously filed with the SEC.

No family relationships exist between Ms. Palazzo and any of the Company’s directors or other executive officers. There are no arrangements between Ms. Palazzo and any other person pursuant to which Ms. Palazzo was selected as an officer. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Ms. Palazzo had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Offer Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the employment terms of Ms. Palazzo is a summary only and is qualified in its entirety by reference to Exhibit 10.1. A copy of the Relocation Payment Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Relocation Payment Agreement is a summary only and is qualified in its entirety by reference to Exhibit 10.2.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing Ms. Palazzo’s appointment as Chief Financial Officer is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1 is furnished pursuant to Item 9.01(d).

Exhibit No.	Description

10.1	Offer Letter between the Company and Ms. Palazzo, dated October 16, 2023.

10.2	Relocation Payment Agreement between the Company and Ms. Palazzo, dated October 16, 2023.

99.1	Press Release of CarGurus, Inc. dated October 30, 2023.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARGURUS, INC.

Date: October 30, 2023	By:	/s/ Javier Zamora
Name: Javier Zamora
Title: General Counsel & Corporate Secretary